Exhibit 4.5

SECOND AMENDMENT TO

8% SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

THIS SECOND AMENDMENT (this “Second Amendment”), dated as of November 30, 2022, to that certain 8% Senior Subordinated Secured Convertible Promissory Note issued as of March 15, 2021, as amended by the First Amendment thereto dated as of March 15, 2022 (the “First Amendment”) (as so amended, the “Note”), by PERFECT MOMENT LTD., a Delaware corporation (the “Company”), to the undersigned holder (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note, or if not defined therein, the Purchase Agreement (as defined below).

WHEREAS, the Company entered into to that certain Securities Purchase Agreement, dated as of March 15, 2021 (the “Purchase Agreement”), with the Buyers set forth on the signature pages attached thereto (including the Holder), pursuant to which the Company issued its 8% Senior Subordinated Secured Convertible Promissory Notes to the Buyers (including the Holder); and

WHEREAS, the Company and the Holder previously amended the Note by the First Amendment to extend the Maturity Date thereof to December 15, 2022; and

WHEREAS, Section 4.09 of the Note provides that any term of the Note may be amended only by an instrument in writing executed by the Company and the Holder; and

WHEREAS, the Company and the Holder desire to further extend the Maturity Date of the Note as set forth herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Holder hereby agree as follows:

1. Maturity Date Extension. Section 1.01(a) of the Note is hereby amended to provide that the “Maturity Date” (as defined and set forth in the Note) shall be December 15, 2023, and any and all other references in the Note to the “Maturity Date” or “December 15, 2022” shall be deemed to refer to the Maturity Date as amended hereby.

2. No Other Amendments. Except as expressly amended by the First Amendment and this Second Amendment, the terms and provisions of the Note shall remain in full force and effect.

3. Titles and Subtitles. The titles of the sections and subsections of this Second Amendment are for convenience and reference only and are not to be considered in construing this Second Amendment.

4. Governing Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without regard to the choice of law principles thereof.

5. Counterparts. This Second Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first written above.

COMPANY:

PERFECT MOMENT LTD.

By:
Name:
Title:

HOLDER (if an entity):

Name of Entity:

By:
Name:
Title:

HOLDER (if an individual):

By:
Name: